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EXHIBIT (a)(5)

JNI CORPORATION
OFFER TO EXCHANGE OPTIONS
CHANGE OF ELECTION FORM

        I previously received a copy of the Offer to Exchange and an Election Form. I signed and returned the Election Form, in which I elected to accept JNI Corporation's ("JNI's") offer to exchange (the "Offer") all of my eligible outstanding stock options. I now wish to change that election and reject the Offer. I understand that by signing this Notice and delivering it to Stock Administration by 12:00 midnight, Pacific Time on September 27, 2002, I will have withdrawn my acceptance of the Offer and will have rejected the Offer instead.

        I understand that in order to reject the Offer, I must sign, date and deliver this Notice via facsimile (fax # 858-523-7005) or hand delivery to Amy Cassidy, Payroll Department by 12:00 midnight, Pacific Time on September 27, 2002.

        I understand that by rejecting the Offer, I will not receive any New Options pursuant to the Offer and I will keep the Old Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between JNI and me.

        I understand that I may change this rejection of the Offer, and once again accept the Offer, by submitting a new Election Form to Stock Administration via facsimile (fax # 858-523-7005) prior to 12:00 midnight, Pacific Time on September 27, 2002. I have signed this Notice and printed my name exactly as it appears on the Election Form.

        I do not accept the Offer to exchange any options.

EMPLOYEE SIGNATURE	NATIONAL INSURANCE/SOCIAL SECURITY/NATIONAL ID/TAX FILE NUMBER
EMPLOYEE NAME (PLEASE PRINT)	E-MAIL ADDRESS	DATE AND TIME

        RETURN TO PAYROLL NO LATER THAN 12:00 MIDNIGHT, PACIFIC TIME
ON SEPTEMBER 27, 2002 VIA FACSIMILE AT 858-523-7005 OR HAND DELIVERY
TO AMY CASSIDY, PAYROLL DEPARTMENT AT 10945 VISTA SORRENTO PARKWAY,
SAN DIEGO, CALIFORNIA 92130.

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  EXHIBIT (a)(5)
JNI CORPORATION OFFER TO EXCHANGE OPTIONS CHANGE OF ELECTION FORM